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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Plans of our report dated July 31, 1995, except for Note 2 as to which the date is September 12, 1996, with respect to the consolidated financial statements of Met-Coil Systems Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 1996, filed with the Securities and Exchange Commission.


Ernst & Young LLP

Des Moines, Iowa
December 11, 1996